UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENER8 MARITIME, INC.

(Exact name of Issuer as specified in its charter)

The Republic of the Marshall Islands	66-071-6485
(State of incorporation or organization)	(IRS Employer Identification No.)

299 Park Avenue, 2nd Floor New York, New York	10171
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Shares, par value $0.01	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  No. 333-204402

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.         Description of Registrant’s Securities to be Registered

This item incorporates by reference the description of the Common Stock of Gener8 Maritime, Inc. (“Gener8”), par value $0.01 per share, to be registered by this Form 8-A described under the caption “Description of Our Capital Stock” in Gener8’s Registration Statement on Form S-1 (File No. 333-204402), which was originally filed with the U.S. Securities and Exchange Commission on May 22, 2015, as amended (the “Form S-1”), and in the prospectus to be filed by Gener8 pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Form S-1.

Item 2.       Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Gener8 are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 19, 2015	GENER8 MARITIME, INC.

	By:	/s/ Leonard J. Vrondissis
		Name:	Leonard J. Vrondissis
		Title:	Chief Financial Officer and Executive Vice President